Exhibit 99(g)

c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230

VOTE BY TELEPHONE
Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET
Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time
on                    , 2008 in order to be counted in the final tabulation.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a	Access the website and	Return your completed proxy
touch-tone telephone:	cast your vote:	card in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week!

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ê  If voting by mail, please fold and detach card at perforation before mailing.  ê

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2008.

The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, David C. Stuebe and Vaughn R. Groves, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held at          , located at           on                    , 2008, at     :      Eastern Time and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side.

Signature(s)

Signature(s)

Date:  , 2008
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Your vote is important!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ê     If voting by mail, please fold and detach card at perforation before mailing.     ê

ALPHA NATURAL RESOURCES, INC.	SPECIAL MEETING PROXY CARD

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed, will be voted “FOR” on Proposals 1 and 2. If any other business is properly presented at the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.

Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1.	Adoption of the Agreement and Plan of Merger, dated as of July 15, 2008, by and among Cleveland-Cliffs Inc, Alpha Natural Resources, Inc. and Alpha Merger Sub, Inc., f/k/a Daily Double Acquisition, Inc. (“Merger Sub”), as described in the joint proxy statement/prospectus, dated as of , 2008 (pursuant to which Merger Sub will merge with and into Alpha Natural Resources, Inc. or, under certain circumstances as described in the joint proxy statement/prospectus, Merger Sub will be converted into a Delaware limited liability company and Alpha Natural Resources, Inc. will merge with and into Merger Sub).

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

2.	Approve adjournments of the Alpha Natural Resources, Inc. Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha Natural Resources, Inc. Special Meeting to approve the above proposal.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

☐ Please mark this box if you plan to attend the Special Meeting.

(Continued and to be signed on the reverse side)